UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2016

NUGENE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-192997	46-3999052
Commission file number	(IRS Employer Identification No.)

17912 Cowan, Irvine, CA 92614

(Address of Principal Executive Offices)

(949) 430-7737

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2016, we issued a note payable to Canyon Assets Holdings, Inc. (“Lender”) dated March 28, 2016 in the principal amount of $575,000. The note was issued to the Lender in consideration for the Lender’s having satisfied on the Company’s behalf an outstanding note payable (the “CAH Note”) of the Company (the “JTS Note”). The JTS Note issued September 25, 2015 was repaid in full ($500,000 face value and accrued interest of $75,000) by the Lender with the payment of $575,000 in cash. The terms of the CAH Note call for an interest rate of 15%, due one year from the date of the CAH Note. However, all accrued and unpaid interest and all other amounts payable under the CAH Note are due to the Lender within ten (10) business days after the closing by the Company of an equity or convertible debt financing in one or more series of transactions, with aggregate gross proceeds of at least $1 million.

On April 4, 2016, we issued a $275,000 face value note payable to Gemini Master Fund, LTD (“Gemini”) pursuant to a Security Purchase Agreement dated March 30, 2016. Under the terms of the related note payable (the “Gemini Note”), the Company received $245,000, net of costs and original issue discount. Other significant terms of the Gemini Note include:

•	A maturity date of December 31, 2016 in the absence of events triggering mandatory early repayment (as summarized below);
•	Interest accrues at the rate of 8% on the $275,000 face value (18% in the event of an event of default as defined in the Gemini Note);
•	The Gemini Note is convertible in part (subject to a $10,000 minimum) at the option of Gemini into shares of the Company’s common stock at the rate of $0.70 per share (subject to adjustment summarized below);
•	The Company has the option to prepay the Gemini Note;
•	All prepayments of the Gemini Note, whether effected at the option of the Company or subject to mandatory early repayment (as summarized herein), require the Company to repay Gemini 112% of the outstanding principal and all outstanding accrued interest through the date of prepayment;
•	All principal and interest outstanding under the Gemini Note are required to be immediately repaid should the Company complete a financing or series of financings totaling $1.5 million or more; and
•	The Conversion price of the Gemini Note is adjusted for the following: 1) loss of Company DTC eligibility – conversion price adjusts to $0.25 per share; 2) stock dividends and splits – as described in the Gemini Note; 3) a rights offering below the market price (as defined) – as described in the Gemini Note; 4) fundamental transactions (as defined) – as described in the Gemini Note; 5) subsequent equity sales below $0.70 per share – as more particularly detailed and described in the Gemini Note.

The foregoing summaries of the agreements and of the CAH Note and Gemini Note are qualified in by the forms of the agreements included as exhibits to this report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.20	Form of Security Purchase Agreement
10.21	Form of Note Payable to Gemini Master Fund, LTD
10.22	Form of Note Payable to Canyon Assets Holdings, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NUGENE INTERNATIONAL, INC.

Dated: April 4, 2016	By:	/s/ Ali Kharazmi
Ali Kharazmi, Chief Executive Officer

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